UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December30, 2011

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2011, Evelyn Langlieb Greer notified Fusion Telecommunications International, Inc. (the “Company”) that she does not intend to stand for re-election to the Company’s Board of Directors.  As a result, Ms. Greer will cease to be a Director of the Company immediately following the Company's next Annual Meeting of Stockholders, which is currently scheduled for February 27, 2012.  Ms. Greer advised us that her decision not to stand for re-election was for personal reasons and did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.  The Board of Directors intends to propose two new director nominees for election by its stockholders at the upcoming annual meeting, including one to fill the vacancy that will be created by Ms. Greer’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
January 6, 2012		as President, Chief Operating Officer and Acting Chief Financial Officer